TYPE:  EX-23.3

GLOBAL BOULEVARD INTERNATIONAL, INC.

EXHIBIT #23.3 Consent of Experts and Counsel


G. BRAD BECKSTEAD
---------------------------
Certified Public Accountant


                                                   330 E. Warm Springs
                                                   Las Vegas, NV 89119
                                                          702.528.1984


January 24, 2001


To Whom It May Concern:

The firm of G. Brad Beckstead, CPA, consents to the inclusion of my report of January 24, 2001, on the Financial Statements of Global Boulevard International, Inc. for the period ended December 31, 2000, in any filings which are necessary now or in the near future to be filed with the US Securities and Exchange Commission.

Signed,


/s/ G. Brad Beckstead
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